Exhibit 99.1

Gladstone Commercial Corporation Reports Results for the Third Quarter Ended

September 30, 2012

•

Reported Funds From Operations (“FFO”) for the three and nine months ended September 30, 2012 of $4.2 million and $12.2 million, a decrease of 2.8% and an increase of 1.9% over the same periods of 2011.

•	Acquired one property with 60,000 square feet of rental space for $15.5 million.
•	Issued or assumed $23.5 million of fixed-rate long term debt through three separate banks, collateralized by three properties.
•	Extended the leases on 4 properties for terms ranging from 1 year to 7 years.

McLean, VA, November 1, 2012: Gladstone Commercial Corporation (NASDAQ: GOOD) (the “Company”) today reported financial results for the third quarter ended September 30, 2012. A description of FFO, a relative non-GAAP (generally accepted accounting principles in the United States) financial measure, is located at the end of this earnings release. All per share references are to fully-diluted weighted average shares of common stock, unless otherwise noted.

FFO for the 3 months: FFO for the three months ended September 30, 2012 was $4.2 million, or $0.38 per share, a 2.8% decrease when compared to the same period one year ago. FFO decreased primarily due to the increase in interest expense from the mortgage debt issued and assumed subsequent to September 30, 2011 coupled with distributions attributable to the recently issued Series C Term Preferred Stock and an increase in property operating expenses during the quarter. This was offset by the increase in operating revenues derived from the 11 properties acquired subsequent to September 30, 2011.

FFO for the 9 months: FFO for the nine months ended September 30, 2012, was $12.2 million, or $1.10 per share, which was a 1.9% increase compared to the same period one year ago. FFO increased primarily because the increase in operating revenues derived from the 11 properties acquired subsequent to September 30, 2011, was greater than the increase in interest expense due to mortgage debt issued and assumed during 2011 and 2012 coupled with distributions attributable to the recently issued Series C Term Preferred Stock and an increase in both property operating and due diligence expenses during the nine month period.

Net (Loss) Income: Net (loss) income available to common stockholders for the three and nine months ended September 30, 2012, was ($0.1) million and $0 million, or ($0.01) and $0.00 per share, respectively, compared to net income available to common stockholders for the three and nine months ended September 30, 2011, of $0.7 million and $1.5 million, or $0.07 and $0.15 per share, respectively. A reconciliation of FFO to net income for the three and nine months ended September 30, 2012 and 2011, which the Company believes is the most directly comparable GAAP measure to FFO, and a computation of basic and diluted FFO per weighted average share of common stock and basic and diluted net income per weighted average share of common stock is set forth below:

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
	(Dollars in Thousands, Except Per Share Data)		(Dollars in Thousands, Except Per Share Data)
Net income	$992	$1,748	$3,147	$4,598
Less: Distributions attributable to preferred and senior common stock	(1,053)	(1,039)	(3,141)	(3,116)

Net (loss) income available to common stockholders	(61)	709	6	1,482

Add: Real estate depreciation and amortization	4,276	3,629	12,172	10,473

FFO available to common stockholders	$4,215	$4,338	$12,178	$11,955

Weighted average shares outstanding - basic	10,945	10,936	10,945	9,998
Weighted average shares outstanding - diluted	11,039	10,988	11,023	10,050

Basic FFO per weighted average share of common stock	$0.39	$0.40	$1.11	$1.20

Diluted FFO per weighted average share of common stock	$0.38	$0.39	$1.10	$1.19

Distributions declared per share of common stock	$0.375	$0.375	$1.125	$1.125

Comments from the Company’s President, Bob Cutlip: “Our financial results for the third quarter reflect increased revenues from our real estate investments made during the latter half of the second quarter and one investment during the third quarter. The investment made during the third quarter was completed toward the end of the quarter, and as a result we are anticipating a larger increase in FFO during the fourth quarter. We continue to have a robust pipeline and are focused on deploying additional capital in the fourth quarter. We also continue to focus on maintaining our portfolio and working with our existing tenants to extend the few leases that are scheduled to mature in 2013 and 2014. We have ample capital to acquire the additional properties remaining in our pipeline in 2012 and are in position to increase our FFO in the fourth quarter of 2012. We are looking forward to an active 2013.”

Asset Characteristics: As of September 30, 2012, the Company owned 78 properties totaling 7.7 million square feet of rental space for a total net investment of $480.5 million. Currently, 76 of the Company’s properties, or 98.8% of the portfolio’s total square footage, are fully leased and all tenants at these properties are current and paying in accordance with the terms of their leases.

Mortgage Maturities: The Company had $45.2 million of balloon principal payments due on one of its long-term mortgages in October 2012, which, with extension options, was due October 1, 2013; however, the Company repaid the mortgage in full on October 1, 2012, using proceeds from a new 10-year mortgage on 7 of its existing properties, along with cash on hand. The mortgage was repaid in full on October 1, 2012 without incurring any exit fees.

Lease Expirations: The Company has two buildings that remain vacant. Rental income from these two tenants was 1.9% of the Company’s total annualized rental income when occupied. The Company continues to actively work to re-tenant these properties.

Highlights for the Quarter, the Company:

•	Properties Acquired: Purchased one fully-occupied property with 60,000 square feet of rental space for $15.5 million;
•

Debt Issued and Assumed: Borrowed or assumed a total of $23.5 million from 3 separate banks, which are collateralized by 3 of its properties at a weighted average fixed interest rate of 5.6% for periods ranging from 6 to 10 years;

•	Leases Extended: Extended the term of four leases for additional periods ranging from 1 to 7 years; and
•

Distributions: Declared monthly cash distributions of $0.125 per share on its common stock, $0.1614583 per share on its Series A Preferred Stock, $0.15625 per share on its Series B Preferred Stock, $0.1484375 per share on its Series C Term Preferred Stock and $0.0875 per share on its senior common stock, for each of the months of July, August and September 2012.

Subsequent to the End of the Quarter, the Company:

•

Debt Issued and Repaid: Borrowed $34.0 million collateralized by 7 of its properties at a fixed interest rate of 4.86% for a period of 10 years. The Company used the proceeds of the note, along with existing cash on hand, to repay its $45.2 million mortgage, which, with extension options, was due October 1, 2013. The Company repaid the mortgage in full on October 1, 2012 without incurring any exit fees;

•

Extended ATM Program: Extended the At the Market Program, or ATM program, for two additional years through November 2014, which allows the Company to issue common stock under its existing shelf registration statement; and

•

Distributions: Declared monthly cash distributions of $0.125 per share on its common stock, $0.1614583 per share on its Series A Preferred Stock, $0.15625 per share on its Series B Preferred Stock, $0.1484375 per share on its Series C Term Preferred Stock and $0.0875 per share on its senior common stock, for each of the months of October, November and December 2012.

Conference Call: The Company will hold a conference call on Friday, November 2, 2012 at 8:30 a.m. EDT to discuss its earnings results. Please call (800) 860-2442 to enter the conference. An operator will monitor the call and set a queue for the questions. The conference call replay will be available one hour after the call and will be accessible through December 3, 2012. To hear the replay, please dial (877) 344-7529 and use conference number 10018001.

The live audio broadcast of Gladstone Commercial’s quarterly conference call will also be available online at the Company’s website, www.GladstoneCommercial.com. The event will be archived and available for replay on the Company’s website through January 2, 2013.

Who we are: Gladstone Commercial Corporation is a real estate investment trust that invests in and owns net leased industrial, commercial and retail real property and selectively makes long-term industrial and commercial mortgage loans. Including payments through October 2012, the Company has paid 94 consecutive monthly cash distributions on its common stock. Prior to paying distributions on a monthly basis, the Company paid 5 consecutive quarterly cash distributions. The Company has paid 82 consecutive monthly cash distributions on its Series A Preferred Stock, 73 consecutive monthly cash distributions on its Series B Preferred Stock, 9 consecutive monthly cash distributions on its Series C Term Preferred Stock and 33 consecutive monthly cash distributions on its senior common stock. The Company has never skipped, reduced or deferred a distribution since inception, over eight years ago. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

Investor Relations: For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

Non-GAAP Financial Measure – FFO: The National Association of Real Estate Investment Trusts (“NAREIT”) developed FFO as a relative non-GAAP supplemental measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO, as defined by NAREIT, is net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment losses on property, plus depreciation and amortization of real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash flows from operating activities determined in accordance with GAAP and should not be considered an alternative to net income as an indication of its performance or to cash flow from operations as a measure of liquidity or ability to make distributions. The Company believes that FFO per share provides investors with an additional context for evaluating its financial performance and as a supplemental measure to compare it to other REITs; however, comparisons of its FFO to the FFO of other REITs may not necessarily be meaningful due to potential differences in the application of the

NAREIT definition used by such other REITs. To learn more about FFO, please refer to the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) for the quarter ended September 30, 2012, as filed with the U.S. Securities and Exchange Commission (the “SEC”) today.

Warning: The financial statements attached below are without footnotes so readers should obtain and carefully review the Form 10-Q, including the footnotes to the financial statements contained therein. The Company filed the Form 10-Q today with the SEC and the Form 10-Q can be retrieved from the SEC’s website at www.sec.gov or its website at www.GladstoneCommercial.com.

The statements in this press release regarding the Company’s ability, plans or prospects to re-tenant its unoccupied properties, maintain or grow its portfolio and FFO, renegotiate leases, and deploy additional capital are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on the Company’s current plans that are believed to be reasonable as of the date of this press release. Factors that may cause actual results to differ materially from these forward-looking statements include, but are not limited to, the Company’s ability to raise additional capital, the duration of, or further downturns in, the current economic environment, the performance of its tenants, the impact of competition on its efforts to renew existing leases or re-lease space and significant changes in interest rates. Additional factors that could cause actual results to differ materially from those stated or implied by its forward-looking statements are disclosed under the caption “Risk factors” of its Form 10-K for the fiscal year ended December 31, 2011, as filed with the SEC on February 28, 2012. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Gladstone Commercial Corporation, +1-703-287-5893

Gladstone Commercial Corporation

Condensed Consolidated Balance Sheets

(Dollars in Thousands, Except Share and Per Share Amounts)

(Unaudited)

	September 30, 2012	December 31, 2011
ASSETS
Real estate, at cost	$494,578	$442,521
Less: accumulated depreciation	62,459	53,784

Total real estate, net	432,119	388,737

Lease intangibles, net	48,348	37,670
Cash and cash equivalents	14,782	3,329
Restricted cash	3,115	2,473
Funds held in escrow	6,207	4,086
Deferred rent receivable, net	13,484	12,403
Deferred financing costs, net	5,853	3,473
Other assets	1,736	976

TOTAL ASSETS	$525,644	$453,147

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Mortgage notes payable	$337,931	$285,350
Borrowings under line of credit	5,500	18,700
Series C mandatorily redeemable preferred stock, par value $0.001 per share;
$25 per share liquidation preference; 1,700,000 shares and no shares authorized; and 1,540,000 shares and no shares issued and outstanding at
September 30, 2012 and December 31, 2011, respectively	38,500	—
Deferred rent liability, net	5,659	3,851
Asset retirement obligation liability	3,711	3,289
Accounts payable and accrued expenses	4,920	1,956
Due to Adviser and Administrator	1,034	1,188
Other liabilities	4,382	3,499

Total Liabilities	401,637	317,833

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Series A and B redeemable preferred stock, par value $0.001 per share;
$25 per share liquidation preference; 2,300,000 shares authorized and
2,150,000 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	2	2
Senior common stock, par value $0.001 per share; 7,500,000 shares authorized and 136,476 and 60,290 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	—	—
Common stock, par value $0.001 per share, 38,500,000 shares authorized and
10,945,379 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	11	11
Additional paid in capital	212,542	211,553
Notes receivable — employees	(410)	(422)
Distributions in excess of accumulated earnings	(88,138)	(75,830)

Total Stockholders’ Equity	124,007	135,314

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$525,644	$453,147

Gladstone Commercial Corporation

Condensed Consolidated Statements of Operations

(Dollars in Thousands, Except Per Share Data)

(Unaudited)

	For the three months ended September 30,		For the nine months ended September 30,
	2012	2011	2012	2011
Operating revenues
Rental income	$12,878	$11,085	$37,214	$32,249
Tenant recovery revenue	92	88	264	259

Total operating revenues	12,970	11,173	37,478	32,508

Operating expenses
Depreciation and amortization	4,276	3,629	12,172	10,473
Property operating expenses	345	251	1,031	750
Due diligence expense	117	201	805	194
Base management fee	355	430	1,120	1,217
Incentive fee	927	877	2,614	2,549
Administration fee	272	242	846	759
General and administrative	343	381	1,130	1,193

Total operating expenses before credits from Adviser	6,635	6,011	19,718	17,135

Credit to incentive fee	(535)	(828)	(1,794)	(1,759)

Total operating expenses	6,100	5,183	17,924	15,376

Other income (expense)
Interest expense	(5,229)	(4,251)	(14,687)	(12,607)
Distributions attributable to mandatorily redeemable preferred stock	(686)	—	(1,829)	—
Other income	37	9	109	73

Total other expense	(5,878)	(4,242)	(16,407)	(12,534)

Net income	992	1,748	3,147	4,598

Distributions attributable to preferred stock	(1,023)	(1,023)	(3,070)	(3,070)
Distributions attributable to senior common stock	(30)	(16)	(71)	(46)

Net (loss) income available to common stockholders	$(61)	$709	$6	$1,482

Earnings per weighted average share of common stock — basic & diluted
(Loss) income from continuing operations (net of dividends attributable to preferred stock)	$(0.01)	$0.07	$0.00	$0.15

Net (loss) income available to common stockholders	$(0.01)	$0.07	$0.00	$0.15

Weighted average shares of common stock outstanding
Basic	10,945	10,936	10,945	9,998

Diluted	10,945	10,988	11,023	10,050

Earnings per weighted average share of senior common stock	$0.26	$0.26	$0.80	$0.78

Weighted average shares of senior common stock outstanding — basic	112	59	89	59

Gladstone Commercial Corporation

Condensed Consolidated Statements of Cash Flows

(Dollars in Thousands)

(Unaudited)

	For the nine months ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$3,147	$4,598
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,172	10,473
Amortization of deferred financing costs	1,103	684
Amortization of deferred rent asset and liability, net	(533)	(513)
Amortization of discount and premium on assumed debt	45	78
Asset retirement obligation expense	124	116
Increase in other assets	(261)	(396)
Increase in deferred rent liability	2,510	1,626
Increase in deferred rent receivable	(1,189)	(1,051)
Increase (decrease) in accounts payable, accrued expenses, and amount due Adviser	2,810	(1,641)
Increase in other liabilities	240	430
Leasing commissions paid	(1,538)	—

Net cash provided by operating activities	18,630	14,404

Cash flows from investing activities:
Real estate investments	(52,833)	(16,333)
Receipts from lenders for funds held in escrow	1,286	1,329
Payments to lenders for funds held in escrow	(3,406)	(2,759)
Receipts from tenants for reserves	2,156	1,649
Payments to tenants from reserves	(1,647)	(1,320)
Increase in restricted cash	(642)	(279)
Deposits on future acquisitions	(500)	(900)
Deposits refunded	—	250

Net cash used in investing activities	(55,586)	(18,363)

Cash flows from financing activities:
Proceeds from issuance of equity	1,103	39,657
Offering costs	(125)	(2,407)
Proceeds from issuance of mandatorily redeemable preferred stock	38,500	—
Borrowings under mortgage notes payable	46,455	—
Payments for deferred financing costs	(3,483)	(478)
Principal repayments on mortgage notes payable	(5,544)	(5,585)
Principal repayments on employee notes receivable	12	537
Borrowings from line of credit	19,300	39,374
Repayments on line of credit	(32,500)	(57,274)
Increase (decrease) in security deposits	134	(50)
Distributions paid for common, senior common and preferred stock	(15,443)	(14,467)

Net cash provided by (used in) financing activities	48,409	(693)

Net increase (decrease) in cash and cash equivalents	11,453	(4,652)

Cash and cash equivalents, beginning of period	3,329	7,062

Cash and cash equivalents, end of period	$14,782	$2,410

NON-CASH OPERATING, INVESTING AND FINANCING INFORMATION

Fixed rate debt assumed in connection with acquisitions	$10,758	$11,921

Senior common dividend issued in the dividend reinvestment program	$11	—